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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Pacific Broadband Communications, Inc. 2000 Stock Incentive Plan and the Pacific Broadband Communications, Inc. Sub-Plan of our report dated January 15, 2001, with respect to the consolidated financial statements of Juniper Networks, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP



Palo Alto, California
December 19, 2001